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                                                                      EXHIBIT 23

[KPMG LOGO]

                             KPMG LLP
                             Suite 600
                             701 West Eighth Avenue
                             Anchorage, AK 99501

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Northrim BanCorp Inc.:

We consent to incorporation by reference in the registration statement (No. 333-120836) on Form S-8 of Northrim BanCorp Inc.'s Employee Stock Incentive Plan and Employee Stock Option and Restricted Stock Award Plan of our reports dated February 18, 2005, with respect to the consolidated balance sheets of Northrim BanCorp Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004, annual report on Form 10-K of Northrim BanCorp Inc.

                                  /s/ KPMG LLP

Anchorage, Alaska
March 11, 2005

          KPMG LLP, a U.S. limited liability partnership, is the U.S.
            member firm of KPMG International, a Swiss cooperative.